EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51538) of Greene County Bancorp, Inc. (the “Company”) of our report dated August 22, 2007, relating to the Company’s consolidated financial statements as of and for the years ended June 30, 2007 and 2006, which report appears in the Annual Report to Shareholders included as exhibit 13.0 in this Form 10-KSB.

/s/ Beard Miller Company LLP
Beard Miller Company, LLP
Pine Brook, New Jersey
September 28, 2007